Exhibit 99.1

April 4, 2023

For immediate release

California Water Service Group Enters

New $600 Million Credit Agreement

SAN JOSE, Calif. – California Water Service Group (Group) (NYSE: CWT) today announced that it has entered into unsecured revolving credit facilities for Group and its subsidiaries totaling $600 million for a term of five years. Of the total, $400 million is available to California Water Service Company (Cal Water), a wholly owned subsidiary of Group, and $200 million is available to Group and the subsidiaries other than Cal Water. Additionally, the credit facilities may be expanded up to an incremental $150 million under the Cal Water facility and up to $50 million under the Group facility, subject to certain conditions. The proceeds from the credit facilities may be used for working capital purposes, including short-term financing of capital investments pending longer-term financing for those investments. The credit facilities replace the prior Group and Cal Water unsecured revolving credit facilities.

BofA Securities, Inc. acted as sole lead arranger and sole bookrunner, with CoBank and US Bank as syndication agents and Bank of China as documentation agent. Bank of America, N.A. is the administrative agent.

“I was very happy with the commitment shown to California Water Service Group from the banks in our syndication,” said Martin A. Kropelnicki, President and Chief Executive Officer. “Despite the current challenges in the banking sector, given our strong credit rating from Standard & Poor’s and with the strength of our balance sheet, we believed the time was right to replace the existing credit agreement with a new agreement that would extend our terms for an additional five years.”

About California Water Service Group

California Water Service Group is one of the largest regulated water utilities in the western United States. It provides high-quality, reliable water and/or wastewater services to more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

What sets Group apart is its commitment to enhancing the quality of life for its customers, communities, employees, and stockholders. Guided daily by their promise to provide quality, service, and value, Group’s 1,100+ employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity. Integral to Group’s strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being. The company has been named one of “America’s Most Responsible Companies” by Newsweek and a Great Place to Work®. More information is available at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; inability to renew leases to operate city water systems on beneficial terms; changes in California State Water Resources Control Board water quality requirements; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth index; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the adequacy of our efforts to mitigate physical and cyber security risks and threats; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on current or future debt that could increase financing costs or affect the ability to borrow, make payments on debt or pay dividends; general economic conditions, including changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Contact

Tom Smegal

(408) 367-8200 (analysts)

Shannon Dean

(408) 367-8243 (media)